Exhibit 99.2

For Information: Scott Lamb Telephone: (713) 332-4751	October 4, 2004

KAISER ALUMINUM COMPLETES SALE OF GRAMERCY AND KJBC

     HOUSTON, Texas, October 4, 2004 — Kaiser Aluminum said it completed the previously announced sale of its interests in and related to the Gramercy, Louisiana, alumina refinery and the KJBC bauxite mining operation in Jamaica to Gramercy Alumina LLC and St. Ann Bauxite Limited, subsidiaries of Century Aluminum Company and Noranda, Inc. for cash proceeds of approximately $23 million, subject to certain adjustments.

     As previously disclosed, Kaiser expects that it will use a substantial portion of the proceeds to satisfy certain retained obligations and to fund certain transaction-related costs.

     The company’s Form 10-Q for the second quarter of 2004 provides additional detail on the transaction.

     Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products, alumina, and primary aluminum.

F-994

     Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.